Exhibit 23.2

Ernst & Young LLP Chartered Accountants Pacific Centre P.O. Box 10101 700 West Georgia Street Vancouver, Canada V7Y 1C7	rPhone: (604) 891-8200 Fax: (604) 643-5422 www.ey.com

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 18, 2005 (except for Notes 15 and 6d which are as of October 20, 2005) in Amendment No.1 to the Registration Statement (Form SB-2 submission No. 333-135797) and the related Prospectus of MIV Therapeutics, Inc.

Vancouver, British Columbia, Canada December 18, 2006	Chartered Accountants